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                                                                    Exhibit 10.7


                            DICK'S ACQUISITION CORP.

                           12% Subordinated Debenture

                                  May 1, 1986


$1,251,000.00
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         DICK'S ACQUISITION CORP., a New York corporation (hereinafter called the "Corporation") for value received hereby promises to pay to the order of Richard J. Stack, at the office or agency of the corporation referred to below, the principal sum of One Million Two Hundred Fifty One Thousand Dollars ($1,251,000.00), together with interest from the date of this Debenture at the rate of twelve percent (12%) per annum in monthly installments of $13,774.59 commencing June 1, 1986 until May 1, 2006, when the entire unpaid principal amount shall be due and payable, together with accrued interest thereon.

         Both principal and interest shall be payable in lawful money of the United States of America to the holder hereof at the office or agency of the Corporation referred to in Section 5. Any overdue installment hereof and the entire unpaid principal amount after maturity (whether by acceleration or otherwise) shall bear interest at the rate of 18% per annum until paid in full.

         1. This Debenture is issued to the holder in connection with that certain Agreement of Merger between the Corporation and Dick's Clothing & Sporting Goods of Binghamton, Inc. dated May 1, 1986.

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         2. This Debenture shall be registered in the name of Richard J. Stack at the office or agency of the Corporation and such registration shall be noted hereon by an officer or a duly authorized agent of the Corporation. After such registration and notation, no transfer hereof shall be valid unless made at the office or agency of the Corporation by the registered owner in person, or by his duly authorized attorney, and similarly noted hereon. The Corporation may deem and treat the registered owner hereof as the absolute owner hereof for all purposes, whether or not this Debenture shall be overdue or in default, and the Corporation shall be affected by any notice to the contrary.

         3. The Corporation may, at its option, at any time and from time to time prior to maturity, prepay this Debenture either in whole or in part, at the principal amount so to be prepaid, without premium, plus accrued interest thereon to the date fixed for prepayment. For the purposes hereof, any purchase by the Corporation of this Debenture from the owner thereof shall be deemed a prepayment of such Debenture.

         4. The Corporation covenants and agrees that on and after the date hereof, and so long as any Debenture shall be outstanding:

            (a) The Corporation will punctually pay or cause to be paid the principal and interest to become due in respect of all the Debentures according to the terms hereof; and

            (b) The Corporation will maintain an office or agency, presently located at 347 Court Street, Binghamton, New York 13905-, where notices, presentations and demands to or upon the Corporation in


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respect of the Debenture may be given or made, or at such other place by the
Corporation from time to time to the owner of the Debenture.

            (c) The Corporation will comply with covenants, restrictions and agreements contained in a certain Guarantee of this Debenture dated as of the date hereof and made by Stock Holding Company, Inc. and Dick's Clothing and Sporting Goods of Syracuse, Inc.

         5. The Corporation, for itself and for its successors and assigns, covenants and agrees and the owner of this Debenture by his acceptance hereof likewise covenants and agrees that the payment of, or in respect of, the principal of and interest on each and all of the Debentures and any prepayments provided in Section 3 of this Debenture are hereby expressly subordinated to the extent and in the manner hereinafter set forth, in right of payment, to the prior payment in full of all other indebtedness of the Corporation of any kind, secured or unsecured, contingent or otherwise, to any and all banks, trust companies, savings and loan associates, insurance companies and other financial or lending institutions, which may at any time and from time to time be outstanding (such other indebtedness, including interest thereon, being herein collectively referred to as "Senior Indebtedness").

            (a) The indebtedness of the Corporation represented by this Debenture shall not be payable, discharged or satisfied, and no payment or other consideration on account thereof, whether by way of loan or otherwise nor any security therefor, shall be made or given by the Corporation or received, accepted or retained by the holders of the Debentures, or any of them, unless and until the Corporation has


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paid and satisfied in full the Senior Indebtedness. Anything herein contained to the contrary notwithstanding, until a default on any Senior Indebtedness has occurred and is continuing in accordance with the terms of such Senior Indebtedness, the Corporation may pay scheduled principal installments of and interest on the Debentures, including prepayments or principal on the debentures, and the holders of the Debentures may receive, accept and retain, such payments on the Debentures as and when due and payable as herein stated without, however, giving any effect to any acceleration of such payments by reason of any event of default hereunder. Upon the occurrence of an event of default under such Senior Indebtedness, the Corporation shall notify the holder of the Debenture by mail in accordance with the notice provisions contained in
Section 4(a) hereof. Immediately upon the occurrence of a default on any Senior Indebtedness, the foregoing rights of the Corporation to pay and of the holder hereof to receive, accept and retain such payments shall automatically terminate until such default has been cured or waived by the holders of Senior Indebtedness.

            (b) Upon any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, arrangement, composition or reorganization whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Corporation (whether or not involving insolvency or bankruptcy), or upon the institution and during the pendency of any proceeding or the taking of any steps for the general application of the Corporation's assets to the payment of the Corporation's liabilities, voluntary or involuntary, or


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upon the institution and during the pendency of any proceeding by or against the
Corporation for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension, or any marshalling of the assets and liabilities of the Corporation:

            (i) No amount shall be paid by the Corporation, its successors and assigns, in respect of the principal of, or interest of such Debentures, unless and until all the Senior Indebtedness of the Corporation which at the time shall be outstanding shall have been paid in full together with all interest thereon and all other amounts payable in respect of the Senior Indebtedness; and

            (ii) Any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities to which the owners of the Debentures would be entitled except of the provisions of this
Section 6 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and in the event any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities shall be received (directly or indirectly, whether by way of loan, set-off or otherwise) by the owner of this Debenture before all the Senior Indebtedness shall have been paid in


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full, such payment or distribution shall be forthwith turned over and paid to the holders of such Senior Indebtedness, ratably as aforesaid, for application to the payment of the Senior Indebtedness, remaining, unpaid until all the Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness, the owners of the distribution to the holders of the Senior Indebtedness, the owners of the Debentures shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Corporation made on the Senior Indebtedness until the Debentures shall be paid in full.

            (c) The foregoing subordination provisions of this Section 5 are solely for the purposes of defining the relative rights of the holders of the Debentures and the holders of Senior Indebtedness and nothing herein shall impair as between the Corporation and the holder of this Debenture, the obligation of the corporation, which is unconditional and absolute as herein set forth, to pay the holder of this Debenture the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, subject to such subordination provisions.

         6. Subject to the provisions of Section 6 hereof, this Debenture together with accrued and unpaid interest shall become and be due and payable upon demand made by the owner hereof if one or more of the following events (herein called "events of default"), shall happen and be continuing at the time of such demand, that is to say:


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            (a) Default in the payment of any installment of this Debenture when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and the continuance of such default for a period of fifteen (15) days after written notices thereof; or

            (b) Default in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof, and the continuance of such default for 30 days thereafter;

            (c) Any default (unless duly waived in writing by the obligee) shall occur with respect to any evidence of indebtedness (other than the Debenture) of the Corporation or under any agreement under which any evidence of indebtedness may be issued by the Corporation and such default results in the acceleration of such indebtedness by the holder thereof; or

            (d) The Corporation shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable, or admit in writing its inability, to pay its debts as they mature, shall generally not pay its debts when they are due, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall suffer an order for relief to be entered against it under any bankruptcy law, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of it property or other assets or shall commence any proceeding relating to it under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt,


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receivership, dissolution or liquidation law or statutes of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Corporation any such proceeding which shall remain undismissed for a period of sixty (60) days or more, or the Corporation shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of sixty
(60) days or more; or the Corporation shall take any action for the purpose of effecting any of the foregoing.

         7. In case any one or more of the events of default specified in
Section 6 of this Debenture, shall occur and be continuing, the owner of the Debenture subject to the provisions of Section 5 hereof, may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Debenture or in aid or the exercise of any power granted in this Debenture, or may proceed to enforce the payment of this Debenture or to enforce any other legal or equitable right of the owner of this Debenture.

         8. This Debenture shall be construed in accordance with the internal laws of the State of New York applicable to contracts between residents of that State, entered into and to be performed entirely within that State. All the covenants, stipulations, promises


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and agreements in the Debentures by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

         9. The Corporation agrees that as long as any Debenture is outstanding, it will furnish to the holder.

            (a) annually, within three months after the close of the Corporation's fiscal year, a copy of a consolidated balance sheet of the Corporation as at the close of the previous fiscal year, reviewed by the Corporation's independent, certified public accountants; and

            (b) quarterly, within 60 days after the close of each quarter annual period, a copy of the Corporations' unaudited consolidated balance sheet as currently prepared by the Corporation for its officers and directors.

         IN WITNESS WHEREOF, Dick's Acquisition Corp. has caused this Debenture to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the 1st day of May, 1986.


                                        DICK'S ACQUISITION CORP.


                                        By: /s/ Edward W. Stack
                                           -------------------------------------
                                                           President



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  Date of                 Name and Address of               Signature of
registration               Registered Owner                  Registrar
------------              -------------------               ------------

May 1, 1986                Richard J. Stack            /s/             Asst Secy





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